UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Symmetry Panoramic Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer Identification No.)

One Freedom Valley Drive Oaks, Pennsylvania	19456
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Symmetry Panoramic Sector Momentum ETF	The Nasdaq Stock Market LLC	39-2166955

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-224164

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-224164; 811-23334), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001398344-25-017436 on September 3, 2025. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated April 3, 2018, as filed with the State of Delaware, is incorporated herein by reference to Exhibit 28(a)(i) to the Registrant’s Registration Statement on Form N-1A (File No. 333-224164), filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0000898432-18-000434 on April 5, 2018 (the “Registrant’s Registration Statement”).

B.	Registrant’s Agreement and Declaration of Trust dated April 3, 2018 is incorporated herein by reference to Exhibit 28(a)(ii) to the Registrant’s Registration Statement.

C.	Amendment No. 1 to the Registrant's Agreement and Declaration of Trust, dated June 18, 2025, is incorporated herein by reference to Exhibit 28(a)(iii) of Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A (File No. 333-224164), filed with the SEC via EDGAR Accession No. 0001398344-25-017436 on September 3, 2025.

D.	Registrant’s By-Laws, dated April 3, 2018, are incorporated herein by reference to Exhibit 28(b) to the Registrant’s Registration Statement on Form N-1A (File No. 333-192858), filed with the SEC via EDGAR Accession No. 0000898432-18-000434 on April 5, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Symmetry Panoramic Trust

Date: September 3, 2025	By:	/s/ James Bernstein
	Name:	James Bernstein
	Title:	Vice President and Secretary